Exhibit 23(d)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-4 of Cleco Corporate Holdings LLC of our report dated February 22, 2017 relating to the financial statements and financial statement schedules of Cleco Corporation, which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New Orleans, Louisiana

March 17, 2017